Exhibit (a)(8)

DEED OF TRANSFER

OF COMMON SHARES OF CASCAL N.V.

Dear Shareholder,

In order to tender your registered common shares of Cascal N.V. (the “Company”), par value EUR 0.50 per share (the “Shares”) that are evidenced by a registration in the Company’s Dutch shareholders’ register to Sembcorp Utilities Pte Ltd., a private company limited by shares, incorporated under the laws of Singapore (“Purchaser”), which is a wholly-owned subsidiary of Sembcorp Industries Ltd., a public company limited by shares, incorporated under the laws of Singapore and listed on the main board of the Singapore Exchange, at a price at a price of US$6.75 per Share, net to the seller in cash, without interest (subject to applicable withholding taxes) (that price, or any other price per Share as may be offered by Purchaser in the Offer, is referred to in this document as the “Offer Price”) under the terms and conditions of the cash offer by Purchaser for all the issued and outstanding Shares (the “Offer”) as set out in the Offer to Purchase, dated May 21, 2010 (the “Offer to Purchase”), you must complete and sign this form, which will also serve as a deed of transfer (akte van levering) (this “Deed of Transfer”).

Please return the completed and signed form , together with a Substitute Form W-9 or W-8BEN, to BNYMellon Shareowner Services, the depositary for the Offer, at the address below, such that the originally signed form arrives no later than 11:00 a.m., New York City time, on Monday, June 21, 2010, unless the offer is extended in accordance with applicable securities laws and the terms and conditions of the Offer to Purchase.

By Mail: BNY Mellon Shareowner Services Attn: Corporate Actions Department Post Office Box 3301 South Hackensack, NJ 07606	By Overnight Delivery or Hand: BNY Mellon Shareowner Services Attn: Corporate Actions Department 480 Washington Blvd Mail Drop-Reorg Jersey City, NJ 07310

DELIVERY OF THIS DEED OF TRANSFER TO AN ADDRESS OTHER THAN AS SET

FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE COMPLETE THE FOLLOWING INFORMATION:

Full name and address of the holder of the Shares (hereinafter: the “Shareholder”)

Name(s):

Street/House:

Town/City:

Postcode:

County/State:

Country:

Please state the number of Shares that you wish to tender:

Please state the registered number(s) of the Shares that you wish to tender:

Please insert your bank account details for the payment of the Offer Price per Share:

Bank Account Number:

SWIFT address:

Please sign for acceptance

At:                                   on            /               /2010

This form will serve as a deed of transfer (akte van levering) with respect to Shares that are evidenced by a registration in the Company’s Dutch shareholders’ register referenced herein. Please also consult the Offer to Purchase for a full explanation of the Offer.

DECLARATION:

The Shareholder and Purchaser have reached agreement on the tender and delivery of the Shares on the terms set out below and as included in the Offer to Purchase, the terms of which are incorporated herein by reference.

1.1 The Shareholder hereby tenders and delivers and transfers the Shares to Purchaser and Purchaser hereby accepts the Shares from the Shareholder.

1.2 The Shareholder certifies that the Shares it tenders and delivers to Purchaser are individually recorded in his/her/its name in the Company’s Dutch shareholders’ register and that no share certificates have been issued for the Shares.

2.1 Purchaser is offering to purchase the Shareholder’s Shares at the Offer Price, subject to the conditions of the Offer contained in the Offer to Purchase.

2.2 Purchaser will pay the Offer Price per Share to the Shareholder who has validly tendered (or defectively tendered provided that such defect has been waived by Purchaser) promptly after Purchaser has accepted the shares validly tendered and not withdrawn in the Offer for payment. The Shareholder hereby gives full discharge for the payment to be made.

3. The Shareholder and Purchaser waive the right to rescind the agreement set forth in this deed or to demand rescission thereof based on article 6:265 of the Dutch Civil Code.

4. The Shareholder certifies that he/she/it has reviewed, and agrees to tender and deliver (geleverd) his/her/its Shares in accordance with, the terms, conditions and restrictions of the Offer to Purchase.

5. The Shareholder warrants to Purchaser that the Shareholder is fully entitled to the Shares, the Shares are fully paid-up, they are encumbered neither with a right of pledge nor with a right of usufruct and are not attached.

6. This deed of transfer and any non contractual obligations arising out of or in connection with it, shall be governed by and construed in accordance with the laws of The Netherlands.

The Shareholder:

(Please sign here. Where there are joint Shareholders, each must sign this Deed of Transfer.)

Sembcorp Utilities Pte Ltd. (for acknowledgement and acceptance):

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a shareholder whose tendered Shares are accepted for payment is required to provide the Depositary (as payer) with such shareholder’s correct taxpayer identification number on Substitute Form W-9 below. If such shareholder is an individual, the taxpayer identification number is his or her social security number. If the Depositary is not provided with the correct taxpayer identification number, the shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such shareholder with respect to Shares purchased pursuant to the Offer may be subject to backup withholding of 28%. Certain shareholders are not subject to backup withholding.

Non-U.S. shareholders should complete and sign the main signature form and a Form W-8BEN, Certificate of Foreign Status (a copy of which may be obtained from the Depositary or at www.irs.gov) in order to avoid backup withholding, rather than completing a Substitute Form W-9. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for more instructions.

If backup withholding applies, the Depositary is required to withhold 28% of any payments made to the shareholder. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the Internal Revenue Service.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a shareholder with respect to Shares purchased pursuant to the Offer, the shareholder is required to notify the Depositary of such shareholder’s correct taxpayer identification number by completing the form contained herein certifying that the taxpayer identification number provided on Substitute Form W-9 is correct (or that such shareholder is awaiting a taxpayer identification number).

What Number to Give the Depositary

The shareholder is required to give the Depositary the social security number or employer identification number of the record owner of the Shares. If the Shares are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. If the tendering shareholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9, and the shareholder or other payee must also complete the Certificate of Awaiting Taxpayer Identification Number below in order to avoid backup withholding. Notwithstanding that the Certificate of Awaiting Taxpayer Identification Number is completed, the Depositary will withhold 28% on all payments made prior to the time a properly certified TIN is provided to the Depositary. However, such amounts will be refunded to such shareholder if a TIN is provided to the Depositary within 60 days.

PAYOR’S NAME: BNY MELLON SHAREOWNER SERVICES
SUBSTITUTE Form W-9	Part I—Taxpayer Identification Number—For all accounts, enter your taxpayer identification number in the box at right. (For most individuals, this is your social security number. If you do not have a number, see “Obtaining a Number” in the enclosed Guidelines.) Certify by signing and dating below. Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine which number to give the payer	Social security number or
Department of the Treasury Internal Revenue Service
Employer identification number (If awaiting TIN write “Applied For”)
Payer’s Request for Taxpayer Identification Number (TIN)

Part II—For Payees Exempt from Backup Withholding, see the enclosed Guidelines and complete as instructed therein.

CERTIFICATION—Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).

CERTIFICATE INSTRUCTIONS—You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2). (Also see instructions in the enclosed Guidelines.)

Signature:	Date:	, 2010

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THIS OFFER. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU ARE AWAITING A TAXPAYER IDENTIFICATION NUMBER

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I CERTIFY UNDER PENALTIES OF PERJURY THAT A TAXPAYER IDENTIFICATION NUMBER HAS NOT BEEN ISSUED TO ME, AND EITHER (1) I HAVE MAILED OR DELIVERED AN APPLICATION TO RECEIVE A TAXPAYER IDENTIFICATION NUMBER TO THE APPROPRIATE INTERNAL REVENUE SERVICE CENTER OR SOCIAL SECURITY ADMINISTRATION OFFICE OR (2) I INTEND TO MAIL OR DELIVER AN APPLICATION IN THE NEAR FUTURE. I UNDERSTAND THAT, IF I DO NOT PROVIDE A TAXPAYER IDENTIFICATION NUMBER BY THE TIME OF PAYMENT, 28% OF ALL REPORTABLE CASH PAYMENTS MADE TO ME THEREAFTER WILL BE WITHHELD UNTIL I PROVIDE A TAXPAYER IDENTIFICATION NUMBER.

Signature:	Date:	, 2010